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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1987 Employee Non-Qualified Stock Option Plan (Form 33-54871), the 1994 Full-Time Employee Non-Qualified Stock Option Plan (Form 33-54875), and the 1987 Directors' Non-Qualified Stock Option Plan (Form 33-54873) of Best Buy Co., Inc. of our report dated April 15, 1996, with respect to the consolidated financial statements of Best Buy Co., Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended March 2, 1996.



Ernst & Young LLP
Minneapolis, Minnesota
May 28, 1996